UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2019, Lindblad Expeditions Holdings, Inc. (the “Company”) and its indirect, wholly-owned subsidiary (the “Borrower”) entered into a senior secured credit agreement (the “Credit Agreement”) with Citibank, N.A., London Branch (“Citi”) and Eksportkreditt Norge AS (“EK” and together with Citi, the “Lenders”). Pursuant to the Credit Agreement, the Lenders have agreed to make available to the Borrower, at the Borrower’s option and subject to certain conditions, a loan in an aggregate principal amount not to exceed $122,840,000 for the purpose of providing pre- and post- delivery financing for up to 80% of the purchase price of the Company’s new expedition ice-class cruise vessel targeted to be completed in September 2021 (the “Scheduled Delivery Date”). Seventy percent of the loan will be guaranteed by Garantiinstituttet for eksportkreditt (“GIEK”), the official export credit agency of Norway.

Prior to delivery of the vessel, the loan will bear interest at a floating interest rate equal to three-month LIBOR plus a margin effectively equal to 3.00% per annum. From and after delivery of the vessel, at the Borrower’s election, the loan will bear interest either at a fixed interest rate effectively equal to 6.36% or a floating interest rate equal to three-month LIBOR plus a margin effectively equal to 3.00% per annum. The loan will amortize quarterly, with 70% maturing over twelve years from drawdown, subject to a reduction in tenor of up to six months if the vessel is delivered between 180 and 360 days after the Scheduled Delivery Date, and 30% maturing over five years from drawdown. The loan will be secured by an assignment of the shipbuilding contract, a first priority mortgage over the new vessel, an assignment of refund guarantees, an assignment of related insurance, a pledge by Lindblad Maritime Enterprises Ltd. of its shares of the Borrower and a lien on substantially all of the Borrower’s personal property. The Credit Agreement also contains customary events of default and mandatory prepayment events for, among other things, non-payment, breach of covenants, default on certain other indebtedness, certain large judgments and a change of control of the Company or the Borrower. In addition to paying interest on any outstanding loans under the facility, the Borrower is required to pay customary coordination, arrangement, agency, collateral and commitment fees. Amounts drawn under the Credit Agreement may be voluntarily prepaid at any time subject to, in the case of fixed-rate loans, a make-whole payment, and in the case of floating-rate loans, customary LIBOR breakage costs. All obligations of the Borrower under the Credit Agreement are guaranteed by the Company.

The foregoing description of the provisions of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

April 11, 2019	By:	/s/ Craig I. Felenstein
Craig I. Felenstein Chief Financial Officer